Consent of Independent Auditors


The Board of Directors and Shareholders
Portfolio Partners, Inc.:

We consent to the use of our report dated January 29, 1999, incorporated by reference herein and to the reference to our firm under the captions "FINANCIAL HIGHLIGHTS" in the prospectus and "INDEPENDENT AUDITORS"in the statement of additional information.

                                                     /s/KPMG Peat Marwick LLP
                                                        KPMG Peat Marwick LLP

Boston, Massachusetts
February 26, 1999